SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 7, 2002


                         GLAS-AIRE INDUSTRIES GROUP LTD.
             (Exact name of registrant as specified in its charter)


       Nevada                            1-14244                 84-1214736
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


            3137 Grandview Highway, Vancouver, B.C., Canada V5M 2E9
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 604-435-8801


                                 Not Applicable
         (Former name or former address, if changed since last report.)


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Item 1. Change in Control of Registrant
---------------------------------------

     On December 21, 2001, the Registrant acquired Wonder Tool Inc. ("Wonder Tool"), a wholly-owned subsidiary of Cyclo Manufacturing Company ("Cyclo"), a privately held Colorado based company owned by Robert C. Johnson ("Johnson") and Raymond J. Gherardini ("Gherardini") pursuant to a Merger Purchase Agreement. Wonder Tool manufactures and distributes a twin-head orbital polisher known as the "Wonder Tool" for the automotive and aircraft industry and other associated products.

     Pursuant to the Merger Purchase Agreement among Glas-Aire, Glas-Aire Acquisition Corporation, a Colorado corporation and wholly-owned subsidiary of Registrant, Cyclo and Wonder Tool, Wonder Tool and Glas-Aire Acquisition Corporation merged. Cyclo received 1,250,000 shares of Registrant's common stock (which constitutes approximately 50.7% of Registrant's total outstanding voting stock) in exchange for 1,000 shares of Wonder Tool's common stock which it owned. As a consequence of the merger, Wonder Tool became a wholly-owned subsidiary of Registrant. After the closing, Cyclo transferred the shares to Johnson and Gherardini. Hence, Johnson and Gherardini each own 625,000 shares of Registrant and together control a majority of the Registrant's voting stock. Both Johnson and Gherardini have been elected to serve on the Registrant's board of directors.

     Prior to the execution of the Merger Purchase Agreement, control of Registrant was not held by a single shareholder or shareholder group.

Item 2. Acquisition of Assets
-----------------------------

     On December 21, 2001, the Registrant acquired Wonder Tool Inc., a wholly-owned subsidiary of Cyclo Manufacturing Company, a privately held Colorado based company owned by Robert C. Johnson and Raymond J. Gherardini. Wonder Tool manufactures and distributes a twin head orbital polisher known as the "Wonder Tool" for the automotive and aircraft industry and other associated products.

     The Merger Purchase Agreement dated December 21, 2001, by and among the Registrant, Glas-Aire Acquisition Corporation, Cyclo, and Wonder Tool was structured as a reverse triangular merger whereby Registrant's subsidiary, Glas-Aire Acquisition Corporation was merged into Wonder Tool which is the surviving entity.

     Through the Merger Purchase transaction, Registrant acquired all of Wonder Tool's machinery, equipment, inventory and intellectual property rights including one patent and three trademarks. Wonder Tool owns no real property. Registrant did not acquire any of Wonder Tool's accounts receivable or assume any of its accounts payable or other debts. The Registrant intends to continue manufacturing and distribution of Wonder Tool's products. Consideration for the acquisition of Wonder Tool was 1,250,000 shares of Registrant's common stock in exchange for 100% of the shares of Wonder Tool's common stock. Glas-Aire's Board of Directors believes the value of Wonder Tool ranges from approximately $1,500,000 to $3,000,000 based upon the Board of Director's review of historic sales, historic direct cost of sales, historic margins, and projected cash flow following the acquisition.

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     The description contained herein of the acquisition of Wonder Tool is qualified in its entirety by reference to the Merger Purchase Agreement dated December 21, 2001, and attached hereto as Exhibit 2, and incorporated herein by reference.

Item 7. Financial Statements and Exhibits
-----------------------------------------

(a) Financial Statements.

     As of the date of filing of this Current Report of Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after January 7, 2002.

(b) Pro Forma Financial Information.

     As of the date of filing of this Current Report of Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after January 7, 2002.

(c) Exhibits

     2.1 Merger and Purchase Agreement between Glas-Aire, Glas-Aire Acquisition Corporation, Cyclo Manufacturing Company and Wonder Tool Inc. dated December 21, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             REGISTRANT:

Date:  January 7, 2002                       GLAS-AIRE INDUSTRIES GROUP LTD.



                                             By: /s/ Craig Grossman
                                             -----------------------------------
                                             Craig Grossman, President



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